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                                                                    EXHIBIT 23.1


                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-41869) pertaining to the 1997 Director Stock Option Plan, the Registration Statement (Form S-8, No. 333-41867) pertaining to the 1997 Employee Stock Purchase Plan and the Registration Statement (Form S-8, No. 333-41871) pertaining to the 1997 Equity Incentive Plan of MAXIMUS, Inc., of our report dated November 28, 1997 with respect to the financial statements of MAXIMUS, Inc. included in the Annual Report (Form 10-K) for the year ended September 30, 1997.

                                                           /s/ ERNST & YOUNG LLP




Washington, DC
December 18, 1997